Exhibit 4.1







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                        MARSH & McLENNAN COMPANIES INC.,

                                     Issuer,



                                       and



                  U.S. Bank National Association (as successor
                    to State Street Bank and Trust Company),

                                     Trustee

                              ---------------------


                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of July 30, 2003


                              ---------------------



          $300,000,000 principal amount of 5.875% Senior Notes Due 2033







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         THIRD SUPPLEMENTAL INDENTURE, dated as of July 30, 2003, between MARSH
& McLENNAN COMPANIES, INC., a Delaware corporation (the "Company" and hereinafter the "Issuer"), and U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company), a national banking association, as Trustee (the "Trustee")

                              W I T N E S S E T H:

         WHEREAS, the Issuer and the Trustee executed and delivered an Indenture, dated as of June 14, 1999 (as supplemented hereby, the "Indenture"), to provide for the issuance by the Issuer from time to time of senior debt securities evidencing its unsecured indebtedness;

         WHEREAS, U.S. Bank National Association purchased substantially all of the corporate trust business of the State Street Bank and Trust Company, succeeding as the Trustee pursuant to Section 7.12 of the Indenture;

         WHEREAS, pursuant to a Board Resolution, the Issuer has authorized the issuance of $300,000,000 principal amount of 5.875% Senior Notes due 2033 (the "Notes");

         WHEREAS, the entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

         WHEREAS, the Issuer desires to establish the terms of the Notes in accordance with Section 2.01 of the Indenture and to establish the form of the Notes in accordance with Section 2.02 of the Indenture; and

         WHEREAS, all things necessary to make this Third Supplemental Indenture a valid indenture and agreement according to its terms have been done.

         NOW, THEREFORE, for and in consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:


                                   Article 1

        Section 1.01 . Terms of Notes. The following terms relating to the Notes are hereby established:

        (a) The Notes shall constitute a series of securities having the title "5.875% Senior Notes due 2033."

        (b) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated
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and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07 or 9.01) shall be up to $300,000,000.

        (c) The entire outstanding principal of the Notes shall be payable on August 1, 2033 plus any unpaid interest accrued to such date.

        (d) The rate at which the Notes shall bear interest shall be 5.875% per annum; the date from which interest shall accrue on the Notes shall be July 30, 2003; the Interest Payment Dates for the Notes on which interest will be payable shall be February 1 and August 1 in each year, beginning February 1, 2004; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the January 15 and July 15 preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

        (e) The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

        (f) The Trustee shall also be the security registrar and paying agent for the Notes.

        (g) Payments of the principal of and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

        (h) The holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

        (i) The Notes shall not be subordinated to any other debt of the Issuer, and shall constitute senior unsecured obligations of the Issuer.

         The Notes are issuable in book entry form and are not convertible into shares of common stock or other securities of the Company.

         Section 1.02 . Amendment to Article IV. Article IV of the Indenture is hereby amended to include the following covenant with respect to the Notes only (and not with respect to any other series of securities issuable pursuant to the Indenture unless the supplemental indenture relating thereto expressly so provides), which reads in its entirety as follows:

                  Section 4.06. Limitation on Liens on Stock of Significant Subsidiaries. The Company will not, and it will not permit any Subsidiary of the Company to, at any time directly or indirectly create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter in this Section referred to as a

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         "lien") on the voting stock or voting equity interest of Marsh Inc.,
         Putnam, LLC or Mercer Inc. (each a "Significant Subsidiary") without making effective provision whereby the Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be so secured.

                  "Indebtedness" of any person means the principal of and premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, "indebtedness for money borrowed" means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of properly, assets or businesses (provided, however, that the deferred purchase price of any business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge or similar instrument or agreement.

                  If the Company shall hereafter be required to secure the Notes equally and ratably with any other Indebtedness pursuant to this Section, (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied

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         with and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the Notes so secured.

         Section 1.03 . Amendment of Article Ten. Article Ten of the Indenture is hereby amended and restated in its entirety with respect to the Notes only (and not with respect to any other series of securities issuable pursuant to the Indenture unless the supplemental indenture relating thereto expressly so provides) as follows:

                  Section 10.01. Company May Consolidate, Etc., Only on Certain Terms. (a) Subject to Section 10.01(c) below, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

                           (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                           (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

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                  Section 10.02. Successor Substitute. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 10.01 above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes.

                  Section 10.03. Evidence of Consolidation, Etc. to Trustee. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

         Section 1.04 . Trustee's Obligations with Respect to the Covenants. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in this Article One or with respect to reports or other documents filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Sections 5.01 and 5.03 of the Indenture and to fulfill its obligations under Article Seven of the Indenture.

        Section 1.05 . Form Of Note. The form of the Notes is attached hereto as Exhibit A.


                                    Article 2
                                  MISCELLANEOUS

        Section 2.01 . Definitions. Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

        Section 2.02 . Confirmation of Indenture. The Indenture, as heretofore supplemented and amended and as further supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the

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Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

        Section 2.03 . Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

        Section 2.04 . Governing Law. This Third Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.

        Section 2.05 . Separability. In case any provision in this Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 2.06 . Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed by the Company and the Trustee as of the day and year first written above.


                                             MARSH & McLENNAN COMPANIES, INC.


                                             By:/s/ Matthew B. Bartley
                                             -----------------------------------
                                             Name:  Matthew B. Bartley
                                             Title: Vice President and Treasurer

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                                             U.S. BANK NATIONAL
                                                 ASSOCIATION (as successor to
                                                 State Street Bank and Trust
                                                 Company), as Trustee


                                             By:/s/ Patrick E. Thebado
                                             -----------------------------------
                                             Name:  Patrick E. Thebado
                                             Title: Vice President

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                                                                       Exhibit A


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


Certificate No.                                                     $300,000,000
CUSIP  _________


                        MARSH & McLENNAN COMPANIES, INC.


                               5.875% Senior Notes
                               due August 1, 2033


        MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the
"Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or its registered assigns, the principal sum of 300,000,000 Dollars ($300,000,000) on August 1, 2033 and to pay interest on said principal sum from July 30, 2003 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually on February 1 and August 1 of each year commencing February 1, 2004 at the rate of 5.875% per annum until the principal hereof shall have become

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due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment which shall be January 15 or July 15 preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for (as defined in the Indenture, the "Defaulted Interest") shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is Cede & Co., the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by DTC.

        The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

        This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the

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Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated July 30, 2003


                                                MARSH & McLENNAN COMPANIES, INC.


                                                By:
                                                --------------------------------
                                                Name:
                                                Title:





                                                MARSH & McLENNAN COMPANIES, INC.


                                                By:
                                                --------------------------------
                                                Name:
                                                Title:





Attest:


By_______________________
  Name:
  Title:

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                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


U.S. BANK NATIONAL
ASSOCIATION, as Trustee


By_____________________________
  Authorized Signatory

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                                 ASSIGNMENT FORM


                   FOR VALUE RECEIVED, the undersigned hereby
                         sells, assigns and transfers to





--------------------------------------------------------------------------------
     (Insert Social Security number or other identifying number of assignee)



--------------------------------------------------------------------------------
  (Please print or typewrite name and address, including zip code of assignee)



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the within Note of Marsh & McLennan Companies, Inc. and hereby does irrevocably constitute and appoint



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Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.


Dated:___________________                    ___________________________________

                                             ___________________________________


Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-1 5.

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

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                        MARSH & McLENNAN COMPANIES, INC.
                          5.875% Senior Notes due 2033

        This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an indenture (the "Base Indenture") dated as of June 14, 1999 between the Company, and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as Trustee (the "Trustee"), as supplemented by the Third Supplemental Indenture dated as of July 30, 2003 between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. This series of Notes is limited in aggregate principal amount as specified in said Third Supplemental Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Note then Outstanding and affected thereby (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series and except as provided in Section 6.06 of the Base Indenture. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

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        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

        The Issuer is subject to certain covenants contained in the Indenture with respect to, and for the benefit of the Holders of, the Notes. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in the Indenture or with respect to reports or other certificates filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Section 5.03 of the Indenture and to fulfill its obligations under Article VII of the Indenture. If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

        As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer,

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but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

        Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

        The Notes of this series are issuable only in registered form without coupons in authorized denominations. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

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

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                                       18